THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF OR OTHERWISE IN ACCORDANCE WITH APPLICABLE LAW.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 24, 2011.

WARRANT TO PURCHASE STOCK

Corporation:	Vuzix Corporation
Number of Shares:	Up to 1,662,274
Class of Stock:	Common
Exercise Price:	USD $0.09965 per Share
Issue Date:	December 23, 2010
Expiration Date:	January 15, 2014

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, Vast Technologies Inc. (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares (the “Shares”) of Common Stock of VUZIX CORPORATION (the “Company”), in the number, at the price, and for the term specified above, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.  EXERCISE

1.1  Maximum Number of Shares.  This number of Shares purchasable upon exercise of this Warrant shall be up to 1,662,274.

1.2  Method of Exercise.  Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company.  Holder shall concurrently deliver to the Company a check for the aggregate price for the Shares being purchased (the “Warrant Price”).

1.3  Delivery of Certificate and New Warrant.  Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new Warrant representing the right to purchase the Shares not so acquired.

1.4  Replacement of Warrants.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, surrender for cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES; REGISTRATION RIGHTS.

2.1  Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2  Reclassification, Exchange or Substitution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  Upon the closing of any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, the successor entity shall assume the obligations of this Warrant, and this Warrant thereafter shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Exercise Price shall be adjusted accordingly.  The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property.  The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3  Adjustments for Combinations, Etc.  If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased.

2.4  No Impairment.  The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.  If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder’s rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

2.5  Certificate as to Adjustments.  Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

2.6  Registration Rights.  The Holder shall have the right to cause the Company to register the Shares issuable upon exercise of this Warrant in one (1) or more piggy-back registrations.  The Company shall provide notice to the Holder of any registration of its securities not less than thirty (30) days prior to any filing of a registration statement.  Upon the Company’s receipt of any notice from the Holder that the Holder has requested a piggyback registration or demand registration in accordance with its rights hereunder, the Company shall use its best efforts to (a) in respect of a piggyback registration, including the Shares issuable upon exercise of this Warrant in the contemplated registration by the Company (subject to the rights of holders of piggyback registration rights granted prior to the date of this warrant and to underwriters’ cutbacks).  Upon any registration contemplated hereunder, the Company shall bear the entire expense of such registration, and shall indemnify the Holder for any inaccuracies or omissions contained in such registration statement (other than such inaccuracies or omissions which are directly related to the information provided by the Holder).

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1  Representations and Warranties.  The Company hereby represents and warrants to the Holder that:

ll Shares that may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2  Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e ) to offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; (2) in the case of the matters referred to in (c) and (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

3.4   No Rights as Shareholder until Exercise.  Prior to the exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of any of the Shares that may be acquired upon exercise of this Warrant or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder until such Shares are purchased by the Holder in accordance with the terms of this Warrant; as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise shall not accrue to the Holder until the Warrant shall have been exercised as provided herein (and then such rights shall only be applicable to the Shares purchased by the Holder).  However, at the time of the exercise of this Warrant pursuant to Section 1 hereof, the Shares so purchased hereunder shall be deemed to be issued to such Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised, and the Holder shall have full and unrestricted rights as a common shareholder of the Company with respect to such Shares.

ARTICLE 4.  MISCELLANEOUS.

4.1  Term.  This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

4.2  Legends.  This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form (which legend shall be removed following the registration of the Shares issuable upon exercise of this Warrant):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR IN ACCORDANCE WITH APPLICABLE LAW.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL APRIL 24, 2011.

4.3  Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable Canadian, federal and state securities laws by the transferor and the transferee and with the rules of any stock exchange on which the share of the Company’s common stock is traded.

4.4  Transfer Procedure.  Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable).

4.5  Notices.  All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, return receipt requested, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

4.6  Waiver.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7  Attorneys’ Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8  Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.

VUZIX CORPORATION

By:	/s/ Paul Travers

Name:	Paul Travers

Title:	President

APPENDIX 1

NOTICE OF EXERCISE

1.           The undersigned hereby elects to purchase ______________ shares of the Common Stock of VUZIX CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.           Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

________________________________
c/o
[ADDRESS]

and issue to the undersigned a new warrant, in like tenor to the attached Warrant, for any shares as to which the attached Warrant has not been exercised.

3.           The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

_____________________________, or Registered Assignee

(Signature)

(Date)

1